Exhibit 32.1
                  Certification Pursuant to 18 U.S.C. ss. 1350

The undersigned, Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 31, 2006

/s/ Jeffrey L. Minch
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President and Chief Executive Officer